EXHIBIT 11.1
                                                       (Page 1 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Three Months Ended
                                              --------------------------
                                                July 1,        July 2,
                                                  1995           1994
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,618,505    16,608,549

Less average common and special common shares
 held in the Treasury                           (4,066,815)   (4,066,602)

                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period    12,551,690    12,541,947

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           139,777       119,313
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         12,691,467    12,661,260
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    12,551,690    12,541,947

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   139,777       128,260

Dilutive effect of assuming conversion of the
 Company's 7.5% Convertible Debentures                 ---       491,376
                                                ----------    ----------

                                                12,691,467    13,161,583
                                                ==========    ==========


Note: Net earnings per share amounts have been computed using the weighted average number of common and common equivalent shares outstanding during each year. Fully diluted earnings per share calculations for 1994 include the effect of convertible debentures (and the reduction in related interest expense).


EXHIBIT 11.1
                                                       (Page 2 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                               For the Six Months Ended
                                              -------------------------
                                                July 1,        July 2,
                                                  1995           1994
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,617,583    16,608,549

Less average common and special common shares
 held in the Treasury                           (4,066,815)   (4,066,602)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period    12,550,768    12,541,947

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           154,770       138,177
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         12,705,538    12,680,124
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    12,550,768    12,541,947

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   154,770       142,650

Dilutive effect of assuming conversion of the
 Company's 7.5% Convertible Debentures                 ---       604,902
                                                ----------    ----------

                                                12,705,538    13,289,499
                                                ==========    ==========


Note: Net earnings per share amounts have been computed using the weighted average number of common and common equivalent shares outstanding during each year. Fully diluted earnings per share calculations for 1994 include the effect of convertible debentures (and the reduction in related interest expense).